UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report: February 12, 2018
(Date of earliest event reported)
CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

11909 Shelbyville Road, Louisville, Kentucky 40243
(Address of principal executive offices, including zip code)
(502) 995-2229
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Patrick J. Connolly, as Director

On February 12, 2018, director Patrick J. Connolly notified CafePress Inc. (the “Company”) of his resignation as a member of the Board of Directors (the “Board”), which became effective on February 12, 2018. Mr. Connolly will continue to serve as an advisor to CafePress' management team and Board, as needed. Mr. Connolly’s decision was not the result of any disagreement with the Company or the Board.

(d)    Appointment of Alan B. Howe, as Director

On February 12, 2018, in light of the vacancy created by Mr. Connolly’s departure, the Nominating and Corporate Governance Committee recommended and the Board approved the election of Alan B. Howe to serve as a Class I director of the Board, effective February 12, 2018, and to serve on the Board’s Compensation and Nominating and Corporate Governance Committees. Mr. Howe will serve until the next election of Class I directors by the shareholders.

Mr. Howe, age 56, has served as the Co-founder and Managing Partner of Broadband Initiatives LLC, a boutique corporate advisory and consulting firm, since 2001. He served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc., a national broadband telecommunications company from May 2005 to October 2008. He served as CFO and Vice President of Corporate Development for Teletrac, Inc. from April 1995 to April 2001. Previously, he held various executive management positions for Sprint PCS, and Manufacturers Hanover Trust Company. He is currently a board member since 2013 and Chairman of the Board of Data I/O Corporation (NASDAQ: DAIO), a board member since 2009 and Vice Chairman of Determine, Inc. (NASDAQ: DTRM), a board member since 2017 of MagicJack Vocaltec (NASDAQ: CALL), a board member since 2017 of Widepoint Corporation (AMEX: WYY) and has served on a number of private and public boards including in the past five years former reporting companies Urban Communications (TSX.V) and Qualstar. He has a Masters of Business Administration in Finance from Indiana University and a Bachelor of Science - Business Administration and Marketing from University of Illinois.

Mr. Howe will receive, on a prorated basis, the Company’s standard director compensation arrangements applicable to non-employee directors of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2017.

The compensation consists of, on a prorated basis, an annual retainer of $30,000 and $5,750 and $2,500 as a member of the Compensation and Nominating and Corporate Governance Committees, respectively. In addition, on February 12, 2018, the effective date of Mr. Howe’s appointment to the Board, Mr. Howe was automatically granted an option to purchase 195,280 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. The initial options will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The options will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs or if Mr. Howe is not re-elected after standing for re-election at the end of his term. The Company and Mr. Howe will also enter into the Company’s customary forms of Indemnification Agreement and Non-Disclosure Agreement.

There was no arrangement or understanding between Mr. Howe and any other persons pursuant to which Mr. Howe was elected as a director, and there are no related party transactions involving Mr. Howe that are reportable under Item 404(a) of Regulation S-K.

(e)    Fred E. Durham III Cash Compensation Reduction

On February 12, 2018, as part of the focus on cash management, the Compensation Committee approved a change in the annualized base salary and incentive bonus for Fred E. Durham III, the Company’s Co-Founder, Chairman and Chief Executive Officer, effective February 5, 2018, reducing his base salary by $175,000 from $300,000 to $125,000 and eliminated the target cash bonus opportunity representing seventy-five (75%) of Mr. Durham's annualized salary for the year ended December 31, 2018.

Item 8.01	Other Events.

On February 13, 2018, the Company issued a press release relating to certain actions taken by the Company.

In light of the Company’s revenue declines in the second and third quarters of 2017, which the Company believes are related to changes in search engine algorithms, the Company announced that it is taking steps which have short-term and long-term impacts to mitigate the pressure on its cash balances. The Company believes these actions will drive approximately $4 million in normalized, annual fixed costs.

The Company also announced that it will remain focused on completing a new and modern CafePress.com website and expanding retail partner channels into new marketplaces and geographies. Additionally, in 2018, the Company expects to leverage its manufacturing platform by launching fulfillment services for other consumer-facing, on demand, custom product providers.

The following actions were also announced:

•	On February 12, 2018, the Board appointed Alan B. Howe as an independent director, following the retirement of Patrick J. Connolly from the Board.

•	As of January 9, 2018, the Company has reduced the workforce at its Louisville headquarters by 5%.

•	Effective as of February 5, 2018, the annual base salary of the Company’s Co-Founder, Chairman and Chief Executive Officer, Fred E. Durham III, is reduced from $300,000 to $125,000.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K

Exhibit No.	Description
99.1	Press Release of CafePress Inc. dated February 13, 2018.

Notice Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the compensation of the Company’s directors and officers, the Company’s strategic focus and plans, the impact of recent actions taken and the amounts of the anticipated cost savings related thereto. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, changes in the Company’s compensation of its directors and officers, whether the expected amount of cost savings will differ from the Company’s estimates and whether the Company will be able to realize the full amount of estimated savings, the Company’s ability to execute on its strategy, competitive factors, the success of our products and services, current global economic challenges, our limited financial resources and our ability to attract and retain key personnel and other risks associated with the Company’s business which are listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. CafePress undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2018	CafePress Inc.

	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge Vice President, General Counsel and Secretary